UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2007 (September 13, 2007)
FIRST ACCEPTANCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6802	75-1328153

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3322 West End Ave, Suite 1000 Nashville, Tennessee		37203

(Address of Principal Executive Offices)		(Zip Code)
(615) 844-2800

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 13, 2007, First Acceptance Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Revolving Credit and Term Loan Agreement, dated as of January 12, 2006 (as amended from time to time, the “Credit Agreement”), by and among the Company, SunTrust Bank, as administrative agent and a lender, and First Bank, as a lender.
     The Amendment reduced the maximum borrowing capacity under the Company’s revolving credit facility from $5,000,000 to $2,000,000, requires the Company to make a principal prepayment on its term loan facility of at least $6,000,000 on or before December 31, 2007, increased the applicable margin for both facilities from LIBOR plus 175 basis points to LIBOR plus 250 basis points, and amended the financial covenants contained in the Credit Agreement.
     The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 and incorporated herein by this reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On September 13, 2007, the Company entered into the Amendment, the material terms and conditions of which are described in Item 1.01 above and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:
     The following exhibit is filed or furnished herewith as noted above:

Exhibit Number	Description
10.1	Waiver and Fourth Amendment to Revolving Credit and Term Loan Agreement, dated September 13, 2007, by and among First Acceptance Corporation, SunTrust Bank, as administrative agent and as a lender, and First Bank, as a lender.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ACCEPTANCE CORPORATION
Date: September 18, 2007	By:	/s/ Kevin P. Cohn
Kevin P. Cohn
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Waiver and Fourth Amendment to Revolving Credit and Term Loan Agreement, dated September 13, 2007, by and among First Acceptance Corporation, SunTrust Bank, as administrative agent and as a lender, and First Bank, as a lender.

4